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                                                                    EXHIBIT 99.1

[WHITEHALL LOGO]                                                    NEWS RELEASE

================================================================================
                                           For:     Whitehall Jewellers, Inc.
                                           Contact: John R. Desjardins
                                                    Executive Vice President
                                                    312-762-9751

             WHITEHALL JEWELLERS, INC. REPORTS FIRST QUARTER RESULTS

         Chicago, Illinois, May 27, 2004 -- Whitehall Jewellers, Inc. (NYSE:
JWL) today reported financial results for the first quarter ended April 30, 2004.

         For the quarter ended April 30, 2004, Whitehall posted a net loss of $3.7 million or $0.27 per share compared to net loss of $2.8 million or $0.20 per share for the same period a year ago. As previously disclosed in its Form 10-K filed on April 15, 2004, the Company had recorded a litigation accrual of $8.6 million for the consolidated Capital Factors actions and the United States Attorney and Securities and Exchange Commission investigations. Since that time, the Company has engaged in additional settlement negotiations relating to these matters. In light of developments in these discussions, the Company has recorded an additional accrual in the quarter ended April 30, 2004 in the amount of $350,000. In addition, professional fees increased by $1.7 million over the first quarter last year. This increase was incurred primarily in connection with the consolidated Capital Factors actions and the related investigations by the United States Attorney and the Securities and Exchange Commission. The additional litigation accrual plus the increase in professional fees amounted to $2.0 million before income taxes. Net sales for the quarter ended April 30, 2004 increased 5.6% to $73.0 million compared to $69.1 million in the first quarter last year. Comparable store sales increased 3.3% in the first quarter compared to a decrease of 8.7% last year.

         Hugh M. Patinkin, Chairman and Chief Executive Officer, commented, "At the beginning of the year we began to introduce a number of programs which are designed to improve merchandise gross margin. We are pleased with the progress we made in implementing these programs."

         Mr. Patinkin continued, "We are in the process of evaluating our future store expansion plans. We currently anticipate increasing our rate of new store growth in 2005 and 2006."

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         Mr. Patinkin continued, "We continue to cooperate with the United
States Attorney and the Securities and Exchange Commission in their investigations related to the Capital Factors actions. We are also actively recruiting for the newly created position of Chief Operating Officer as well as for a new Executive Vice President of Merchandise."

         Today at 9:00 AM EDT, the Company will host a conference call to review results for the quarter ended April 30, 2004. To participate in the call, please dial 888-789-0150. This call will also be broadcast live on the Internet at: http://www.whitehalljewellers.com.

         Whitehall Jewellers, Inc. is a leading national specialty retailer of fine jewelry, currently operating 385 stores in 38 states. The Company operates stores in regional and superregional shopping malls under the names Whitehall Co. Jewellers, Lundstrom Jewelers and Marks Bros. Jewelers. The Company opened 5 stores during the first quarter. The Company plans to open one additional store during the balance of fiscal 2004.



This release contains certain forward-looking statements (as such term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) and information relating to the Company that are based on the current beliefs of management of the Company as well as assumptions made by and information currently available to management including statements related to the markets for our products, general trends and trends in our operations or financial results, plans, expectations, estimates and beliefs. In addition, when used in this release, the words "anticipate," "believe," "estimate," "expect," "intend," "plan," "predict" and similar expressions and their variants, as they relate to the Company or our management, may identify forward-looking statements. Such statements reflect our judgment as of the date of this release with respect to future events, the outcome of which is subject to certain risks, including the factors described below, which may have a significant impact on our business, operating results or financial condition. Investors are cautioned that these forward-looking statements are inherently uncertain. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those described herein. Whitehall Jewellers undertakes no obligation to update forward-looking statements. The following factors, among others, may impact forward-looking statements contained in this release: (1) a change in economic conditions or the financial markets which negatively impacts the retail sales environment and reduces discretionary spending on goods such as jewelry; (2) reduced levels of mall traffic caused by economic or other factors;
(3) our ability to execute our business strategy and the related effects on comparable store sales and other results; (4) the extent and results of our store expansion strategy and associated occupancy costs, and access to funds for new store openings; (5) the high degree of fourth quarter seasonality of our business; (6) the extent and success of our marketing and promotional programs;
(7) personnel costs and the extent to which we are able to retain and attract key personnel; (8) the effects of competition; (9) the availability and cost of consumer credit; (10) relationships with suppliers; (11) our ability to maintain adequate information systems capacity and infrastructure; (12) our leverage and cost of funds and changes in interest rates that may increase such costs; (13) our ability to maintain adequate loss prevention measures; (14) fluctuations in raw material prices, including diamond, gem and gold prices; (15) developments relating to the consolidated Capital Factors actions and the related SEC and U.S. Attorney's office investigations, and shareholder and other civil litigation including the impact of such developments on our results of operations and financial condition and relationship with our lenders or with our vendors; (16) regulation affecting the industry generally, including regulation of marketing practices; (17) the successful integration of acquired locations and assets into our existing operations; and (18) the risk factors identified from time to time in our filings with the SEC.
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                              - tables to follow -


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                            Whitehall Jewellers, Inc.
                            Statements of Operations
               For the three months ended April 30, 2004 and 2003
                                   (unaudited)
                      (in thousands, except per share data)

                                                        Three months ended
                                                     April 30,        April 30,
                                                        2004            2003
                                                     ---------        ----------
Net sales                                            $ 73,028         $ 69,149

Cost of sales (including buying and occupancy
expenses)                                              48,752           46,038
                                                     --------         --------
   Gross profit                                        24,276           23,111

Selling, general and administrative expenses           27,036           26,135
Professional fees and other charges                     2,653              635
                                                     --------         --------
   (Loss) from operations                              (5,413)          (3,659)


Interest expense                                          905              908
                                                     --------         --------
   (Loss) before income taxes                          (6,318)          (4,567)

Income tax (benefit)                                   (2,622)          (1,780)
                                                     --------         --------

   Net (loss)                                        $ (3,696)        $ (2,787)
                                                     ========         ========

Basic earnings per share:

   Net (loss)                                        $  (0.27)        $  (0.20)
                                                     ========         ========
   Weighted average common share and common
   share equivalents                                   13,930           14,206
                                                     ========         ========

Diluted earnings per share:

    Net (loss)
                                                     $  (0.27)        $  (0.20)
                                                     ========         ========
   Weighted average common share and common
   share equivalents                                   13,930           14,206
                                                     ========         ========

                            Whitehall Jewellers, Inc.
                                 Balance Sheets
                            (unaudited, in thousands)


                                        April 30,      January 31,     April 30
                                          2004            2004           2003
                                        --------       ----------      --------
               ASSETS
Current Assets:
      Cash                              $  1,432        $  1,901       $  1,302
      Accounts receivable, net             1,078           2,544            719
      Merchandise inventories            197,990         206,146        205,020
      Current income tax benefit           4,591           2,294          2,251
      Prepaid expenses                       837             875          2,281
      Deferred income taxes, net           5,791           5,712          2,638
      Deferred financing costs               278             261            510
                                        --------        --------       --------
           Total current assets          211,997         219,733        214,721
Property and equipment, net               60,032          60,948         63,655
Goodwill                                   5,662           5,662          5,662
Deferred financing costs                     690             654            161
                                        --------        --------       --------
           Total assets                 $278,381        $286,997       $284,199
                                        ========        ========       ========

               LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:

      Revolver loans                    $104,849        $ 80,340       $ 88,559
      Current portion of
        long-term debt                       640             640          3,000
      Accounts payable                    32,289          60,538         49,088
      Customer deposits                    3,587           3,601          3,635
      Accrued payroll                      4,542           4,457          4,583
      Other accrued expenses              23,472          24,479         12,581
                                        --------        --------       --------
           Total current liabilities     169,379         174,055        161,446

      Subordinated debt                       --              --            640
      Deferred income tax                  3,352           3,639          3,753
      Other long-term liabilities          3,534           3,535          3,216
                                        --------        --------       --------
           Total liabilities             176,265         181,229        169,055

Commitments and contingencies

Stockholders' equity:
      Common stock                            18              18             18
      Class B common stock                    --              --             --
      Additional paid-in capital         106,122         106,091        105,755
      Accumulated earnings                35,614          39,311         45,238

      Less: Treasury stock, at cost
         (4,119,010, 4,134,143 and
         3,817,742 shares,
         respectively)                   (39,638)        (39,652)       (35,867)
                                        --------        --------       --------
           Total stockholders' equity    102,116         105,768        115,144
                                        --------        --------       --------
           Total liabilities and
           stockholders' equity         $278,381        $286,997       $284,199
                                        ========        ========       ========

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